UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : June 15, 2012
______________

MERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
______________

Delaware	333-23460	04-3683628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2240 NW 19th Street, Suite 911, Boca Raton, Florida 33431
(Address of principal executive offices) (Zip Code)

855-845-5274
Registrant’s telephone number, including area code

73-4460 Queen Ka’ahumanu Highway, Suite 110

Kailua Kona, Hawaii 96740
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL AGREEMENT

On June 15, 2012, Mera Pharmaceuticals, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Villari Family Centers, Inc., a Florida corporation (“VFC”), and the shareholders of VFC. Pursuant to the terms of the Agreement, the VFC shareholders exchanged 100% of their shares of VFC for shares of the Company’s Series C Convertible Preferred Stock, which, upon conversion, will constitute 95% of the Company’s common voting stock on a fully diluted basis as of the date of closing.

In connection with the transaction, the Company’s directors resigned and the vacancies were filled by nominees of VFC (see Item 5.01. Changes in Control of Registrant and Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers).

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 29, 2012, the Company completed the acquisition of 100% of the outstanding common stock of VFC, a Florida corporation, organized in Florida in March 2010. VFC currently owns and operates family centers focused on teaching martial arts.

VFC is a Florida corporation with its executive offices located in Boca Raton, Florida. In March 2011, VFC Inc. entered into a full and exclusive licensing agreement with Grandmaster Fred J. Villari for total rights and authority to use his system of Martial Arts Training including all rights to use the “Villari’s Martial Arts” systems and printed materials. VFC has also engaged Grandmaster Fred J. Villari to be the company spokesperson.

VFC is a multi-designed facility for the whole family to learn and grow.  The centers are built around the idea that family unity is the core foundation of a strong society. Here the family can gather and participate in the karate classes, martial arts classes, or other offered programs. VFC’s objective is to provide a family and community with balance in its state of the art centers. VFC will feature studios designed for children and adults to learn karate, martial arts, self-defense and other planned activities. Programs will be offered in varying age groups teaching Villari’s range of techniques. VFC owns martial arts studios in Florida, Massachusetts, Illinois and Arizona. During the next five years VFC plans to open new locations throughout the United States through company owned units, as well as franchised and joint venture locations. Additionally, the company will also be offering books, clothing and apparel over the internet.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the Agreement, the Company, in exchange for 100% of the issued and outstanding shares of VFC common shares owned by the VFC shareholders, issued to the shareholders 1,000 shares of the Company’s Series C Convertible Preferred Stock, which, upon conversion, will constitute 95% of the Company’s common voting stock on a fully diluted basis as of the date of closing. The Series C Convertible Preferred Stock votes together with the Company’s common stock and the number of votes for the Series C Convertible Preferred Stock shall be the same number as the amount of the Company’s shares issued upon conversion of the Series C Convertible Preferred Stock.

No underwriter participated in the transaction and the consideration for the issuance of the Company’s Series C Convertible Preferred Stock pursuant to the Agreement. There were no cash proceeds. The transaction was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(2) of the Securities Act and Regulation D, Rule 506. The certificates representing the shares of Series C Convertible Preferred Stock contain a legend restricting their transferability, absent registration or applicable exemption.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

On June 15, 2012, VFC shareholders exchanged 100% of their shares of VFC common stock for shares of the Company’s Series C Convertible Preferred Stock, which, upon conversion, will constitute 95% of the Company’s common stock on a fully diluted basis as of the date of closing.

We are presently authorized to issue 750,000,000 shares of common stock. As of June 15, 2012, there are 547,769,915 shares of common stock issued and outstanding. We are also authorized to issue 10,000 shares of “blank check” preferred stock. There is 80 shares of Series A Preferred Stock outstanding, convertible into 833,360 shares of common stock and 974 shares of Series B stock convertible into 8,696,846 shares of common stock.On June 15, 2012 the Company amended its Articles of Incorporation to designate 1,000 shares of Series C Convertible Preferred Stock, which, as a result of the Agreement, 1,000 shares have been issued and are outstanding. The Series C Convertible Preferred Stock is convertible into the equivalent of 95% of the shares of the Company’s common stock. The Series C Convertible Preferred Stock votes together with the Company’s common stock and the number of votes for the Series C Convertible Preferred Stock shall be the same number as the amount of the Company’s shares issued upon conversion of the Series C Convertible Preferred Stock. Since there are not an adequate amount of authorized but unissued shares of common stock to provide for conversion of the Series C Convertible Preferred Stock, on June 15, 2012, the Company approved an amendment to the Articles of Incorporation to authorize an increase in the number of its authorized shares of common stock to 18,000,000,000.

The following table sets forth certain information as of June 30, 2012, with respect to the beneficial ownership of the Company’s outstanding common stock, giving effect to the conversion of the Series A, Series B and Series C Convertible Preferred Stock. Except as otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares beneficially owned. Percentage ownership is based on an assumption of 14,971,298,237 shares of common stock outstanding as of June 15, 2012 on a fully diluted basis. Except for the Series A Preferred Stock, Series B Preferred Stock and the Series C Convertible Preferred Stock, there are no outstanding options, warrants or other securities convertible into our common stock.

Name of Beneficial Owner	Common Stock Beneficially Owned	Common Stock Beneficially Owned Giving Effect to Conversion of Series C Stock	Percentage of Common Stock Beneficially Owned Giving Effect to Conversion of Series C Stock

Fred Villari	0	4,896,883,801	32.71%
Charles G. Spaniak, Sr. (1)	0	-0-	-0-
Lawrence H. Wolfe	0	127,191,787	*
Joyce Markley	0	3,179,794,676	21.24%
Arlette Spaniak (2)	0	3,306,986,463	22.09%
All officers and directors as a group		8,203,870,264	56.80%

*  Less than 1%.

(1)	Does not include any shares owned or controlled by his spouse as to which he disclaims any beneficial ownership.
(2)	Spouse of Charles G. Spaniak Sr.

Percentages are based on the following securities outstanding (adjusted as required by rules of the SEC) and entitled to vote, as of the record date:

●	547,769,915 shares of common stock;

●	Does not include 833,360 shares of common stock underlying Series A;

●	Does not include 8,696,846 shares of common stock underlying Series B; and

●	14,971,298,237 shares of common stock underlying Series C.

ITEM 5.02	DEPARTMENT OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective June 15, 2012, Gregory F. Kowal resigned as Chief Executive Officer and Chief Financial Officer, Kenneth I. Crowder resigned as Chief Operating Officer of the Company and elected Mr. Spaniak as President and Chief Executive Officer, Mr. Lawrence Wolfe as Vice President of Finance and Chief Financial Officer and Joyce Markley as Secretary. Messrs. Kowal, Crowder and Yamamoto have resigned as directors effective June 15, 2012. Messrs. Villari, Spaniak, Wolfe and Ms. Markley have been elected as directors. Mr. Kowal has, however, remained with the Company as President of its continuing Hawaiian salt business.

Charles G. Spaniak, Sr. – President and Director

Mr. Spaniak Sr. has been the president and a director of VFC since its inception. Over the past 10 years, Mr. Spaniak Sr. has provided corporate management consulting services to many companies, covering all aspects of corporate mergers and acquisitions. He has also developed the franchise programs for many of these companies including raising capital. Mr. Spaniak has served companies that range from startup companies to fully operating corporations in both the private and public sectors. He has served as a Board member, Officer and Director or Consultant for many of these companies.

Lawrence H. Wolfe – Chief Financial Officer and Director

For the past year Mr. Wolfe has been associated with various accounting firms. Until May 2011, he was a partner in charge of audit and accounting, litigation support and business valuation services at Jewett, Schwartz, Wolfe & Associates, a regional South Florida CPA firm.  Mr. Wolfe has over 25 years’ experience of providing accounting, auditing and consulting services to both public and private companies. Mr. Wolfe is a CPA licensed in the States of Florida and New York. Mr. Wolfe graduated from Syracuse University in 1985, earning a Bachelor of Science degree with majors in accounting and finance.  Since July of 2011, Mr. Wolfe has also served as an Officer and Director of Mustang Alliances, Inc.

Fred J. Villari – Director

Mr. Villari has been a director of VFC since inception. He is a 10th degree black belt, the highest rank one can attain in the martial arts, achieving the designation of Grandmaster. Mr. Villari is the founder of the Shaolin Kempo Karate system – an approach to martial arts that combines Japanese martial arts with Chinese martial arts and Western boxing and for more than the past five years has been overseeing the quality control and testing at martial arts studios that bear his name. Mr. Villari has been inducted into the World Masters Hall of Fame.

Joyce Markley – Director

Mrs. Markley has been a director of VFC since inception. For more than the past five years she has been an administrative assistant to several private companies.She has administrative experience in the franchising and hospitality industries.

There are no material proceedings known to the Company to which any director, officer or affiliate of the Company or any owner of record or beneficially of more than 5% of any class of voting securities of the Company or any affiliate of such persons is a party adverse to the Company or has a material interest adverse to the Company. There are no legal proceedings known to the Company that are material to the evaluation of the ability or integrity of any of the directors or executive officers.
ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION.

On June 15, 2012, we amended our Articles of Incorporation to designate the Series C Convertible Preferred Stock. The conversion and voting rights are set forth in Item 5.01.

On June 15, 2012, we amended our Articles of Incorporation to increase our authorized shares of common stock from 750,000,000 to 18,000,000,000

ITEM 8.01	OTHER EVENTS

Concurrent with the Agreement disclosed in Item 1.01 above, the Company changed the location of its principal executive offices from 73-4460 Queen Ka’ahumanu Highway, Suite 110, Kailua Kona, Hawaii 96740 to 2240 NW 19th Street, Suite 911, Boca Raton, Florida 33431, and its telephone number from 800-326-9301 to 855-845-5274.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired.

Audited financial statements of Villari Family Centers, Inc. as of October 31, 2011 and related notes thereto and unaudited financial information for the period ending April 30, 2012 (to be filed).

(b)	Pro forma financial information

Unaudited pro forma financial information and notes to unaudited pro forma financial information (to be filed).

(d)	Exhibits.

Exhibit No.	Description

3.1	Series C Preferred stock designation

3.2	Amendment to Certificate of Incorporation to increase authorized capital stock

10.1	Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mera Pharmaceuticals, Inc.

Dated: July 3, 2012	By:	/s/ Charles G. Spaniak, Sr.
	Name:	Charles G. Spaniak, Sr.
	Title:	Chief Executive Officer and President